UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2005

Georgia-Pacific Corporation

(Exact name of registrant as specified in its charter)

Georgia	001-03506	93-0432081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Peachtree Street, N.E.

Atlanta, Georgia

(Address of principal executive offices)

30303

(Zip Code)

Registrant’s telephone number, including area code: (404) 652-4000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2005, the Management Development and Compensation Committee of the Board of Directors (the “Committee”) of Georgia-Pacific Corporation (“GP”) established the financial and strategic criteria used in establishing bonus and award grants for fiscal year 2005 under GP’s Short-Term Incentive Plan and its Long-Term Incentive Plan (collectively, the “Plans”). These criteria are applicable to all participants under the Plans, including GP’s chief executive officer and its four other most highly compensated executive officers for GP’s last completed fiscal year (the “named executive officers”). The Committee also approved the annual base salary of Lee M. Thomas, GP’s President and Chief Operating Officer. In addition, GP’s Board of Directors, at its meeting held on February 3, 2005, revised the amount and form of compensation to be paid to GP’s non-management directors during 2005.

Bonus Grants under the Short-Term Incentive Plan

Under GP’s Short-Term Incentive Plan, an annual bonus pool is established and funded based solely on performance as measured against established business and/or financial goals at different levels of GP’s operating structure. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current compensation) and the extent to which GP and/or such participant’s operating group(s) meets the established business and/or financial goals. Each of the named executive officers is a participant in the Short-Term Incentive Plan, and 40% of each named executive officer’s allocated bonus under the Short-Term Incentive Plan is subject to reduction by the Committee, in its discretion, based on the officer’s individual performance and contribution to GP.

At its February 2, 2005 meeting, the Committee established (i) earnings before interest and taxes; (ii) free cash flow; and (iii) return on net assets as the three financial performance measures under the Short-Term Incentive Plan for fiscal year 2005. In addition, the Committee approved the following target bonuses for each of the named executive officers.

Target Bonus That May Be Granted Pursuant to 2005 Awards Under Short-Term Incentive Plan
A.D. Correll	115% of Base Salary
Lee M. Thomas	100% of Base Salary
Danny W. Huff	70% of Base Salary
David J. Paterson	70% of Base Salary
James F. Kelley	70% of Base Salary

Under GP’s Short-Term Incentive Plan, a bonus equal to a multiple of the named executive officer’s target bonus percentage will be paid depending on the level of performance achieved by GP and/or the officer’s operating group(s) with respect to the three financial performance measures described above.

Level of Operating Group Performance	Multiple of Target Bonus Percentage
Less than Threshold Level	No bonus
Threshold Level (80% of Business Plan)	50% of Target Bonus
Target Level (100% of Business Plan)	100% of Target Bonus
Maximum Level (130% of Business Plan)	200% of Target Bonus

Where the level of performance under the three financial performance measures falls between threshold and target levels or target and maximum levels, the bonus payable under the Short-Term Incentive Plan is determined by interpolation.

The foregoing summary of GP’s Short Term Incentive Plan is qualified in its entirety by reference to the full text of the Short Term Incentive Plan, a copy of which is filed as Exhibit 10.38(vii) to GP’s Form 10-K for the fiscal year ended January 3, 2004.

Incentive Awards under the Long-Term Incentive Plan

Each named executive officer is eligible to receive annual long-term incentive awards in amounts that are based on a multiple of the mid-point of each such officer’s base salary grade. Each executive officer’s long term award is equally divided between performance rights awards and stock appreciation rights.

Performance Rights Awards. Under GP’s Long-Term Incentive Plan, performance rights awards for specified performance periods are settled in shares of GP common stock based upon GP’s Total Shareholder Return (as defined in the Long-Term Incentive Plan) as compared to the Total Shareholder Return of the GP peer group companies chosen by the Committee. At its February 2, 2005 meeting, the Committee granted the 2005 performance rights awards set forth in the table below, which awards will be measured over a performance period beginning January 1, 2005 and ending December 31, 2007.

Target Number of Shares That May Be Granted Pursuant to 2005 Performance Rights Awards
A.D. Correll	116,790
Lee M. Thomas	65,650
Danny W. Huff	29,650
David J. Paterson	24,460
James F. Kelley	24,460

Each performance right award is subject to the terms and conditions of GP’s Long-Term Incentive Plan, a copy of which is filed as Exhibit 10.11(xv) to this Current Report and is incorporated herein by this reference, and a Performance Share Grant Agreement entered into with the participant, the form of which is filed as Exhibit 10.11(xvi) to this Current Report and is incorporated herein by this reference.

The actual shares issued in settlement of the 2005 performance rights awards will depend on where GP’s Total Shareholder Return for the performance period ultimately ranks in relation to GP’s designated peer group. GP’s Total Shareholder Return must rank in at least the 30th percentile in relation to its peer group for any shares to be issued under the performance rights awards. Assuming GP’s Total Shareholder Return for the performance period is in at least the 30th percentile, the actual shares issued will equal 50% of the award targeted for the named executive officer; at the 50th percentile, the actual shares issued will equal 100% of the award targeted for the named executive officer; and at the 100th percentile, the actual shares issued will equal 200% of the award targeted for the named executive officer. Where Total Shareholder Return falls between these percentile rankings, the actual shares issued will be determined by interpolation.

Realization of the 2005 performance rights and their actual value, if any, will depend on the applicable targets being met and the market value of GP’s common stock on the date the performance rights awards are settled.

SAR Grants. The Committee also approved the following stock appreciation right grants (“SAR Grants”) to the named executive officers at its February 2, 2005 meeting:

SAR Grant
A.D. Correll	222,040
Lee M. Thomas	124,800
Danny W. Huff	56,360
David J. Paterson	46,510
James F. Kelley	46,510

SAR Grants vest annually over a period of three years at rates of 34%, 33% and 33% on the anniversary date of the grant and are subject to the terms and conditions of the Long-Term Incentive Plan and a SAR Grant Agreement entered into with each participant, the form of which is filed as Exhibit 10.11(xvii) to this Current Report and is incorporated herein by this reference.

All SAR grants to the named executive officers will be settled in GP stock to the extent there has been appreciation in the market value of GP’s common stock from the date of grant to the date such SAR Grants are exercised. The actual value, if any, will depend on the market value of the underlying stock on the date the SAR Grants are exercised.

The foregoing summary of GP’s Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the Long-Term Incentive Plan.

Base Salary of Named Executive Officers

On February 2, 2005, the Committee approved a new annual base salary (effective as of January 1, 2005) for Lee M. Thomas, GP’s President and Chief Operating Officer. It is expected that the current base salaries for the other named executive officers will be reviewed by the Committee at its next meeting in March 2005. The following table sets forth the current annual base salary levels of the named executive officers:

Name and Position	Current Base Salary
A.D. Correll Chairman and Chief Executive Officer	$1,275,000
Lee M. Thomas President and Chief Operating Officer	875,000
Danny W. Huff Chief Financial Officer	520,000
David J. Paterson Executive Vice President and President-Building Products	460,000
James F. Kelley Executive Vice President and General Counsel	515,000

Compensation of Non-Management Directors

The form and amount of compensation paid to GP’s non-management directors is reviewed from time to time by the Executive and Governance Committee of GP’s Board of Directors (the “Executive Committee”). On February 3, 2005, upon the recommendation of the Executive Committee, GP’s Board of Directors approved the following 2005 compensation package for non-management directors:

•	$50,000 in cash;

•	an award of a deferred stock unit valued at $90,000 on the date of grant; and

•	Group term life insurance in the amount of $50,000.

In connection with the determination to compensate non-management directors with deferred stock units, on February 3, 2005, upon the recommendation of the Executive Committee, GP’s Board of Directors approved an Outside Director Deferred Stock Unit Plan (the “GP Outside Director Plan”), a copy of which is filed as Exhibit 10.11(xviii) to this Current Report and is incorporated herein by this reference. Under the GP Outside Director Plan, each non-management director will receive a grant of GP stock units valued at $90,000 on the date of grant. Distributions of the stock units are made in cash upon the termination of a director’s board membership.

During 2005, chairmen of the Board’s standing committees will continue to receive additional compensation:

•	The Chairmen of the Compensation Committee and the Finance Committee will each receive a $10,000 fee for such service;

•	the Chairman of the Audit Committee will receive a $15,000 fee for such service; and

•	the Chairman of the Executive and Governance Committee will receive a $20,000 fee for such service.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

GP’s Corporate Governance Guidelines require a director to offer to resign upon a change in his or her principal employment. John D. Zeglis offered to resign in connection with his retirement as Chairman and Chief Executive Officer of AT&T Wireless, Inc., which resulted from AT&T Wireless’ merger with Cingular Wireless Corporation. Under GP’s Corporate Governance Guidelines, GP’s Board of Directors may exercise its discretion in determining whether to accept or reject such an offer of resignation and, in this instance, the Board of Directors declined Mr. Zeglis’ offer to resign.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.11(xv)	Long-Term Incentive Plan

10.11(xvi)	Form of Performance Share Agreement for the January 1, 2005 through December 31, 2007 Performance Period

10.11(xvii) 10.11(xviii)	Form of Stock SAR Grant Agreement Outside Director Deferred Stock Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-PACIFIC CORPORATION

Dated: March 4, 2005	By:	/s/ DOUGLAS P. ROBERTO
	Name:	Douglas P. Roberto
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.11(xv)	Long-Term Incentive Plan

10.11(xvi)	Form of Performance Share Agreement for the January 1, 2005 through December 31, 2007 Performance Period

10.11(xvii)	Form of Stock SAR Grant Agreement

10.11(xviii)	Outside Director Deferred Stock Unit Plan